Exhibit 99.3

The undersigned, being the parties to the Supply Agreement, dated as of October 14, 2015, as amended by Amendments, dated May 22, 2017 and June 27, 2017 and incorporating some or all of an agreement dated January 4, 2010 (collectively, the “Supply Agreement”), hereby agree as follows:

1.	ImmuCell is hereby relieved of its obligations to purchase syringes from Nordson under the Supply Agreement.

2.	Upon the effectiveness of this agreement, and without further action by either party, each of ImmuCell and Nordson releases, discharges and forever acquits the other from and against any and all claims, liabilities, damages, losses and causes of action, known or unknown, fixed or contingent, that have arisen from or may arise from the Supply Agreement, the parties’ acts or omissions thereunder or this agreement.

3.	With respect to syringes for use in ImmuCell’s First Defense® product line, ImmuCell intends to purchase (up to December 31, 2023) such syringes produced by Nordson, subject to satisfactory quality, pricing and timeliness of delivery.

IN WITNESS WHEREOF, the undersigned have caused this agreement to be executed and delivered by their respective duly authorized representatives as of the 10th day of September, 2019.

IMMUCELL CORPORATION		NORDSON CORPORATION

By:	/s/ Michael F. Brigham	By:	/s/ Srini Subramanian
	Michael F. Brigham,		Srini Subramanian
	President and CEO		V.P. & G.M., Nordson EFD LLC